SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1954


                     Date of Report (Date of earliest event reported):
                     March 25, 1996          (March 22, 1996)





                       EXCALIBUR TECHNOLOGIES CORPORATION
               (Exact name of issuer as specified in its charter)


              Delaware                 0-9747           85-0278207
   (State or other jurisdiction of   (Commission     (I.R.S. Employer
    incorporation or organization)   File Number)   Identification No.)


      2000 Corporate Ridge, Suite 1095, McLean, Virginia    22102
       (Address of principle executive offices)           (Zip Code)


            Registrant's telephone number, including area code:
                               703-790-2110








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                           CURRENT REPORT ON FORM 8-K

                       Excalibur Technologies Corporation




Item 5. Other Events.

The Company announces the following new customers and partners for its RetrievalWare(TM) searching and profiling software tools, and its EFS (TM) turnkey document image management solution in commercial, Federal government and international markets.

TELE-TV Systems, L.P., a media and technology company created by Bell Atlantic, NYNEX and Pacific Telesis, has licensed RetrievalWare to develop a suite of comprehensive World Wide Web directory services and other applications. A joint development agreement between the Company and Tele-TV Systems was also executed to develop advanced intelligent agent technology.

The  Los  Angeles  Times  has  licensed   Excalibur's   RetrievalWare   Software
     Developer's Kit (SDK) and RetrievalWare Web Server to drive searching of classified advertising on its World Wide Web site.

BTG Incorporated and Excalibur have entered into a product distribution agreement, designating BTG the master distributor of Excalibur's EFS document management solution to the Federal government.

PRC has established a business unit to support value-added resale and integration opportunities for RetrievalWare. The business unit delivered a large-scale RetrievalWare solution to the Commander in Chief Atlantic Fleet (CINCLANTFLT) of the United States Navy. The $300,000 CINCLANTFLT contract award to Excalibur represents the initial phases of a potential fleet-wide system.

UMI, a Bell & Howell company, has licensed RetrievalWare for its ProQuest Direct online service. ProQuest Direct provides access to leading business and academic full-text and abstract databases, including ABI/Inform, Business Periodicals Index, Dissertation Abstracts, Disclosure, and a full image archive of The New York Times. ProQuest Direct provides direct delivery of full-text documents, or ordering and document delivery via fax or mail.

Excalibur Technologies International Limited entered into EFS license agreements with Air France (France), and Unilever (The Netherlands).

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934 , the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                  EXCALIBUR TECHNOLOGIES CORPORATION



                                   By:  /s/James H. Buchanan
                                   -------------------------
                                   James H. Buchanan
                                   Chief Financial Officer,
                                   Treasurer and Secretary